Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Elastic B.V. of our report dated August 7, 2018 relating to the financial statements, which appears in Elastic B.V.’s Amendment No. 2 to Registration Statement on Form S-1 (No. 333-227191).

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 10, 2018